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                                                                 EXHIBIT (23)(B)
                        CONSENT OF KPMG PEAT MARWICK LLP
THE BOARD OF DIRECTORS
AMERICAN SAVINGS OF FLORIDA, F.S.B.

     We consent to the use or our report included in the Annual Report on Form 10-K of American Savings of Florida, F.S.B., as amended by Form 10-K/A No. 1, dated April 28, 1995, and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus. Our report refers to changes in the methods of accounting for investments and income taxes in 1993.

                                         KPMG PEAT MARWICK LLP
Miami, Florida
May 11, 1995